UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2016, Vapor Hub International Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Iliad Research and Trading L.P. (“Iliad”). The Exchange Agreement relates to the Promissory Note issued on August 12, 2015 to Iliad in the original principal amount of $245,000 (the “Original Note”), which Iliad and the Company exchanged for a new Promissory Note in the original principal amount of $272,250 on May 12, 2016, having an original issue date of August 12, 2015 (the “First Exchange Note”).

Pursuant to the Exchange Agreement, the Company and Iliad exchanged the First Exchange Note for a new promissory note in the original principal amount of $81,631.88 (the “Second Exchange Note”), which balance includes an exchange fee of $2,500. The Second Exchange Note was issued in substitution of and not in satisfaction of the First Exchange Note.

The Exchange Agreement and related Second Exchange Note restructure the payment provisions of the First Exchange Note.  The Second Exchange Note provides that the Company is to make to Iliad a payment equal to the remaining aggregate outstanding balance of the Second Exchange Note on or before July 15, 2017, which payment must be made in cash. Interest accrues on the outstanding balance of the Second Exchange Note at a rate of 10% per annum; provided, however that if the Company fails to repay the Second Exchange Note when due, or if the Company is otherwise in default under the Second Exchange Note, at the option of Iliad a default interest rate of 18% per annum will apply. In the event the Company is in default under the Second Exchange Note, Iliad also has the option to accelerate the note with the outstanding balance becoming immediately due and payable at an amount equal to 115% of the outstanding balance of the Second Exchange Note as of the date the event of default occurred. The Second Exchange Note may be prepaid without penalty at any time.

The Second Exchange Note provides that, until the Second Exchange Note has been paid in full, Iliad may convert all or part of the outstanding note balance (the “Conversion Amount”) into shares of common stock of the Company at the Conversion Price (as defined below).  Notwithstanding the foregoing, the Company has the option to pay the Conversion Amount in cash in lieu of delivering shares of its common stock.  As used herein, “Conversion Price” means a price per share equal to 70% of the average of the three lowest closing bid prices of the Company’s common stock in the twenty trading days immediately preceding the applicable conversion.  The Second Exchange Note provides that the Company may not issue shares to Iliad under the Second Exchange Note if the issuance of such shares would cause Iliad to beneficially own more than 9.99% of the Company’s outstanding common stock.

The foregoing summaries of the Exchange Agreement and Second Exchange Note do not purport to be complete and are qualified in their entirety by references to the full text of such agreements, which are attached as Exhibits 10.1 and 10.2 hereto, respectively.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information Set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the Exchange Agreement and related Second Exchange Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement and the Second Exchange Note, the Company may be required to issue an unknown number of shares of its common stock in accordance with the terms of the Second Exchange Note.  In the event the Company issues shares of its common stock, the Company intends to issue such shares in reliance upon the exemption from registration provided by Rule 144 of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Exchange Agreement entered into on July 15, 2016 by and between Vapor Hub International Inc. and Iliad Research and Trading, L.P.
10.2	Form of Convertible Promissory Note issued by Vapor Hub International Inc. on August 12, 2016 in favor of Iliad Research and Trading, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	July 21, 2016	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

4